Exhibit 4.17

CONSENT AGREEMENT

CONSENT AGREEMENT, dated as of March 4, 2005 (this “Consent Agreement”), among MBIA INSURANCE CORPORATION, a New York stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “MBIA”), AMBAC ASSURANCE CORPORATION, a Wisconsin stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “Ambac”) and ASSURED GUARANTY CORP., a Maryland stock insurance company (in its capacity as Surety Provider under certain series of ARG Notes outstanding from time to time, “Assured”, and together with MBIA and Ambac, the “Consenting Parties”), made for the benefit of ARG FUNDING CORP., a Delaware corporation, ALAMO FINANCING L.P., a Delaware limited partnership, NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership, VANGUARD CAR RENTAL USA INC., a Delaware corporation and VANGUARD CAR RENTAL USA HOLDINGS INC., a Delaware corporation (collectively, the “Vanguard Entities”), and acknowledged by Citibank, N.A., in its capacity as master collateral agent under the Master Collateral Agency Agreement (as defined below) and by The Bank of New York, in its capacity as Trustee, Financing Source and Beneficiary (each as defined in the ARG Program Documents (as defined below)) under the ARG Program Documents.

R E C I T A L S

WHEREAS, ARG Funding Corp. (“ARG”) and The Bank of New York (“BONY”), as trustee, have entered into that certain Second Amended and Restated Base Indenture, dated as of October 14, 2003 (as amended, modified, restated or supplemented from time to time, the “ARG Base Indenture”);

WHEREAS, ARG and BONY, as trustee, have entered into the Fourth Amended and Restated Series 2001-2 Supplement, the Series 2003-1 Supplement, the Series 2004-1 Supplement, the Series 2004-4 Supplement, the Series 2004-5 Supplement and the Series 2005-1 Supplement to the ARG Base Indenture (each as amended, modified, restated or supplemented from time to time, the “ARG Group I Supplements”);

WHEREAS, Alamo Financing L.P. (“Alamo LP”) and BONY, as trustee, have entered into that certain Third Amended and Restated Base Indenture, dated as of October 14, 2003 (as amended, modified, restated or supplemented from time to time, the “Alamo Base Indenture”);

WHEREAS, Alamo LP and BONY, as trustee, have entered into the Third Amended and Restated Series 1999-1 Supplement to the Alamo Base Indenture (as

amended, modified, restated or supplemented from time to time, the “Alamo Group I Supplement”);

WHEREAS, Alamo LP, Vanguard Car Rental USA Inc. (“Vanguard”), the Additional Lessees, if any, and Vanguard Car Rental USA Holdings Inc. (“Vanguard Holdings”) have entered into that certain Second Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of October 14, 2003 (together with each annex thereto, and as amended, restated, modified or supplemented from time to time, the “Group I Alamo Lease”);

WHEREAS, National Car Rental Financing Limited Partnership (“NFLP”) and BONY, as trustee, have entered into that certain Third Amended and Restated Base Indenture, dated as of October 14, 2003 (as amended, modified, restated or supplemented from time to time, the “NFLP Base Indenture”);

WHEREAS, NFLP and BONY, as trustee, have entered into the Third Amended and Restated Series 1999-1 Supplement to the NFLP Base Indenture (as amended, modified, restated or supplemented from time to time, the “NFLP Group I Supplement”);

WHEREAS, NFLP, Vanguard, the Additional Lessees, if any, and Vanguard Car Rental USA Holdings Inc. have entered into that certain Second Amended and Restated Master Motor Vehicle Lease and Servicing Agreement, dated as of October 14, 2003 (together with each annex thereto, and as amended, restated, modified or supplemented from time to time, the “Group I NFLP Lease”);

WHEREAS, NFLP and Alamo LP, as grantors, Vanguard, as grantor and as master servicer, the various Financing Sources from time to time parties thereto, the various Beneficiaries from time to time parties thereto, and Citibank, N.A., as master collateral agent have entered into that certain Sixth Amended and Restated Master Collateral Agency Agreement, dated as of October 14, 2003 (as amended, restated, modified or supplemented from time to time, the “Master Collateral Agency Agreement”, and together with the ARG Base Indenture, the ARG Group I Supplements, the Alamo Base Indenture, the Alamo Group I Supplement, the Group I Alamo Lease, the NFLP Base Indenture, the NFLP Group I Supplement, the Group I NFLP Lease and the Related Documents (as defined in each of the above referenced agreements), the “ARG Program Documents”);

WHEREAS, Alamo LP desires to implement the LKE Program (as defined in the Related Documents) and exchange certain Vehicles used in its business for other like-kind Vehicles in a manner that will qualify as like-kind exchanges within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (the “Exchange Rules”);

WHEREAS, in connection with implementing the LKE Program, the ARG Program Documents will be amended;

WHEREAS, in connection with implementing the LKE Program, Alamo LP, Car for a Car, Corp. (the “Intermediary” or the “QI”) and Vanguard will enter into that certain Master Exchange Agreement, dated as of March 4, 2005 (as amended, restated, modified or supplemented from time to time, the “Master Exchange Agreement”), and Alamo LP, the Intermediary, J.P. Morgan Chase Bank, N.A. and Vanguard will enter into that certain Escrow Agreement, dated as of March 4, 2005 (as amended, restated, modified or supplemented from time to time, the “Escrow Agreement”);

WHEREAS, in connection with the LKE Program, the Intermediary will act as a “qualified intermediary” on behalf of Alamo LP in order to facilitate the like-kind exchanges of Vehicles;

WHEREAS, pursuant to the Master Exchange Agreement, Alamo LP will assign to the Intermediary certain of its rights with respect to the disposition and acquisition of Vehicles (including its rights to receivables due from a Manufacturer with respect to Vehicles but not its legal title to the Vehicles), as more specifically set forth in the Master Exchange Agreement;

WHEREAS, Alamo LP’s rights under the Master Exchange Agreement, pursuant to which Alamo LP will assign the rights described above, will be pledged to the Master Collateral Agent under the Master Collateral Agency Agreement;

WHEREAS, the provisions of the Master Exchange Agreement do not, and the parties to the Master Exchange Agreement have agreed that the provisions of the Master Exchange Agreement are not intended to, affect the relative rights of any of the parties to any of the Related Documents including, without limitation, any of such rights in, to and under the Vehicles, any proceeds therefrom or the collateral value (as determined under the applicable Related Documents) of the collateral supporting the outstanding loans or securities issued under the Related Documents;

WHEREAS, the Vanguard Entities have requested that each of the Consenting Parties acknowledge and consent, and confirm its consent to (a) the execution, delivery and performance of the amendments to the ARG Program Documents, attached hereto as an exhibit, and to the terms and conditions in the amended ARG Program Documents, (b) the implementation of the LKE Program and the execution, delivery and performance of the Master Exchange Agreement, the Escrow Agreement and other documents related to the LKE Program, attached hereto as an exhibit, (c) certain interpretations and constructions of the Related Documents, as more fully set forth herein, and (d) be bound by this Consent Agreement for all purposes;

WHEREAS, each of the Consenting Parties has agreed to acknowledge and consent, and confirm its consent to the above; and

WHEREAS, attached hereto as Exhibit A is a form of Monthly Noteholders’ Statement which, among other things, sets forth and describes the procedures used to calculate the “Aggregate Asset Amount” under the Related Documents, as more fully described herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T S

SECTION 1.                                Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Related Documents.

SECTION 2.                                Agreement.

(I)                                    Each of the Consenting Parties acknowledges and hereby expressly consents, and confirms its consent:

(a)                                  to the execution, delivery and performance of the amendments to the ARG Program Documents and to the terms and conditions in the amended ARG Program Documents (a copy of each ARG Program Document, as amended, is attached hereto as Exhibit B);

(b)                                 to the implementation of the LKE Program and the execution, delivery and performance of the Master Exchange Agreement (including Section 8.5 thereof), the Escrow Agreement and other documents related to the LKE Program (a copy of the Master Exchange Agreement, the Escrow Agreement and the other documents related to the LKE Program, is attached hereto as Exhibit C);

(c)                                  to construing and interpreting provisions and defined terms in any of the Related Documents that refer to funds which are receivable by, due to or paid to a party other than the Intermediary (a “Third Party”), but which pursuant to the terms of the Master Exchange Agreement and the LKE Program are receivable by, due to or paid to the Intermediary, solely in its capacity as “qualified intermediary” on behalf of Alamo LP, as if such references expressly address and provide for the implementation of the LKE Program and the role of the Intermediary;

(d)                                 to construing and interpreting provisions and defined terms in any of the Related Documents that refer to the assignment or pledge of certain rights and/or assets to Third Parties, but which pursuant to the terms of the Master Exchange Agreement and the LKE Program are assigned to the Intermediary, solely in its capacity as “qualified intermediary” on behalf of Alamo LP, as if such references expressly address and provide for the implementation of the LKE Program and the role of the Intermediary;

(e)                                  to construing and interpreting provisions of the Master Exchange Agreement as not affecting the relative rights of any of the parties to any of the Related Documents including, without limitation, any of such rights in, to and under the Vehicles, any proceeds therefrom or the collateral value (as determined under the applicable

Related Documents) of the collateral supporting the outstanding loans or securities issued under the Related Documents;

(f)                                    to construing and interpreting provisions and defined terms in any of the Related Documents such that receivables due from a Manufacturer with respect to any Vehicle, which would qualify and be included in the calculation of “Aggregate Asset Amount” under the Related Documents or in any other calculations of such “receivables” under the Related Documents but for the implementation of the LKE Program and the interposition of the Intermediary, shall not cease to be eligible for purposes of calculating or being included in the calculation of the “Aggregate Asset Amount” or in such other calculations, in each case under the Related Documents solely due to the implementation of the LKE Program and the interposition of the Intermediary;

(g)                                 to the formulation to be used to calculate the “Aggregate Asset Amount” under the Related Documents, as set forth in the form of Monthly Noteholders’ Statement attached hereto as Exhibit A, upon the implementation of the LKE Program; and

(h)                                 to construing and interpreting provisions and defined terms in any of the Related Documents such that, with respect to any date of determination, if such date would be the Disposition Date with respect to any Vehicle but for the implementation of the LKE Program and the interposition of the Intermediary, such date shall continue to be the “Disposition Date” with respect to such Vehicle notwithstanding the implementation of the LKE Program and the interposition of the Intermediary.

(II)                                Each of the Consenting Parties hereby agrees to be bound by this Consent Agreement for all purposes.

SECTION 3.                                Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS CONSENT AGREEMENT, AND ALL MATTERS ARISING OUT OF OR IN ANY MANNER RELATING TO THIS CONSENT AGREEMENT.

SECTION 4.                                Direction To Trustee and Master Collateral Agent. Each of the Consenting Parties hereby consents to the Trustee and the Master Collateral Agent entering into the amendments to the ARG Program Documents contemplated hereby.

SECTION 5.                                Entire Agreement. This Consent Agreement and the Related Documents constitute the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements, whether written or oral with respect to the subject matter hereof. This Consent Agreement cannot be amended without the written agreement of each party hereto.

SECTION 6.                                Effectiveness. This Consent Agreement shall be effective upon its execution and delivery by all the parties hereto.

SECTION 7.                                Counterparts. This Consent Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

SECTION 8.                                Third-Party Beneficiaries. Each of the Vanguard Entities shall be an express third-party beneficiary under this Consent Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MBIA INSURANCE CORPORATION

By:	/s/ Derrin Culp
Name:	Derrin Culp
Title:	Director

AMBAC ASSURANCE CORPORATION

By:	/s/ Michael Babick
Name:	Michael Babick
Title:	First Vice President

ASSURED GUARANTY CORP.

By:	/s/ Howard W. Albert
Name:	Howard W. Albert
Title:	Chief Underwriting & Risk Officer

[LKE Consent Agreement]

Acknowledged by:

ARG FUNDING CORP.

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

ALAMO FINANCING L.P.

By:	ALAMO FINANCING L.L.C.,
its General Partner

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP

By:	NATIONAL CAR RENTAL
FINANCING CORPORATION, its General Partner

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

VANGUARD CAR RENTAL USA HOLDINGS INC.

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

VANGUARD CAR RENTAL USA INC.

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

CITIBANK, N.A.,
not in its individual capacity but
solely as Master Collateral Agent

By:	/s/ Jenny Cheng
Name:	Jenny Cheng
Title:	Vice President

THE BANK OF NEW YORK, in its capacity as Trustee, Financing Source and Beneficiary under the ARG Program Documents

By:	/s/ John Bobko
Name:	John Bobko
Title:	Assistant Vice President